                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic 10 Portfolio, 2001 Series 2:

  We consent to the use of our report dated May 23, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                             /s/ KPMG LLP

New York, New York
May 23, 2001